EXHIBIT 1(b)

                       NORTHWEST NATURAL GAS COMPANY
                            One Pacific Square
                          220 N.W. Second Avenue
                          Portland, Oregon 97209




                                        March 29, 1994



First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois 60670

Re:  Supplemental Distribution Agreement
     -----------------------------------

Dear Sirs:

          Northwest Natural Gas Company, an Oregon corporation (the "Company"), has previously entered into a Distribution Agreement, dated June 18, 1993 (the "Distribution Agreement"), among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Kidder Peabody & Co. Incorporated, with respect to the issuance and sale by the Company of its Series B, Medium-Term Notes ("the Securities").

          A copy of the Distribution Agreement, including Annexes I through V thereto, of which Annex I is the Administrative Procedure (the
"Administrative Procedure"), is attached hereto.

          The Company hereby appoints First Chicago Capital Markets, Inc. ("FCCM"), as its agent for the purpose of selling to one or more investors not to exceed $20,000,000 aggregate principal amount of the Securities.

          The Distribution Agreement, including Annexes I through V thereto, hereby are incorporated into and made a part of this Agreement by reference. In connection with the sale of the Securities by you as agent of the Company, you and the Company agree to be bound by all of the terms and conditions thereof, except as follows:

     1. All terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement, except that (a) the terms, "Agent", "Agents" and "you", shall be deemed to refer to FCCM, and (b) the term, "Commencement Date", shall be deemed to be the date of this Agreement or such other date as to which you and the Company may agree, and (c) references in Annexes I through V to the Distribution Agreement to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and to Kidder, Peabody & Co. Incorporated shall be deemed to refer to FCCM.

     2. Section 2(b) of the Distribution Agreement shall be deemed to be amended to delete the third and fourth sentences thereof.

     3. Section 2(e) of the Distribution Agreement shall be deemed to be amended to read: "The Company agrees to pay each Agent a commission, at the time of settlement (each a "Settlement Date") of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount to be agreed upon by the Company and such Agent, such amount to be not less than 0.125% nor more than 0.750% of the principal amount of each Security sold."

     4. Section 5 of the Distribution Agreement shall be deemed to be amended to (a) delete subsection (h) thereof, and (b) delete clauses (ii) and (iv) of subsection (1) thereof.

     5. For purposes of Section 12 of the Distribution Agreement, communications to you pursuant to the Distribution Agreement shall be addressed to:

          First Chicago Capital Markets, Inc.
          153 West 51st Street
          New York, NY  10019
          Attention:     Linda A. Dawson
          Telephone:     (212) 373-1319
          Fax:           (212) 373-1391

     with a copy to:

          First Chicago Capital Markets, Inc.
          One First National Plaza
          Suite 0030
          Chicago, IL  60670
          Attention:     George Woolsey
                         Senior Credit Officer
                         Product Risk Management

     6.   For purposes of the Administrative Procedure:

          a. Pricing Supplements with respect to Certificated and Book-Entry Securities will be delivered to you as follows:

          Operations Manager,
          Medium-Term Notes
          First Chicago Capital Markets, Inc.
          One First National Plaza
          Mail Suite 0237
          Chicago, IL  60670
          Attention:     Marcel Bonnewit
          Telephone:     (312) 732-9631

          b.   Certificated Securities will be delivered to you as follows:

          Bankers Trust
          16 Wall Street
          5th Floor, Window 51
          New York, NY  10015
          Attention:     Jim Murray
          Telephone:     (212) 618-2370


          The Company, heretofore, has furnished to you copies of (i) the Registration Statement (excluding exhibits, thereto not filed therewith),
(ii) the order of the Commission declaring the Registration Statement to be effective, (iii) the Prospectus, dated June 17, 1993, which, excluding Pricing Supplements, is in the form most recently filed with the Commission, and (iv) the orders of the Public Utility Commission of Oregon and of the Washington Utilities and Transportation Commission with respect to the sale of the Securities.

          This Agreement shall be governed by the laws of the State of New
York.

          This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                    Very truly yours,
                    NORTHWEST NATURAL GAS COMPANY


                    By: /s/ Bruce R. DeBolt
                       ----------------------------
                    Name:     Bruce R. DeBolt
                    Title:    Senior Vice President
                                and Chief Financial
                                Officer



CONFIRMED AND ACCEPTED, as of
the date first above written

FIRST CHICAGO CAPITAL MARKETS, INC.


By: /s/ Lynne C. Kaye
   -------------------------
Name:     Lynne C. Kaye
Title:    Vice President
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                                                   Attachment to
                                                   Supplemental Distribution
                                                   Agreement
                                                   Dated March 29, 1994




                    Distribution Agreement, dated June 18, 1993
                    -------------------------------------------

              Incorporated herein by reference to Exhibit 1(a) in File No. 33-64014

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